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                                                               Exhibit 41



                              SPECIAL MEETING OF SHAREHOLDERS
                                     SATURDAY, MAY 21


                                         THANK YOU

                                  SHAREHOLDERS, PRODUCERS
                                   EMPLOYEES AND FRIENDS


for your strong support of WLR Foods in our efforts to prevent Tyson Foods' hostile takeover attempt. We believe our future together as an independent company is brighter than Don Tyson's inadequate offer. And so do so very many of you. In our view, it's time for Don Tyson to go back to Arkansas.

We deeply appreciate the support of all of you during this threat to WLR Foods independence. We recognize our responsibilities to you and we intend to continue to justify the confidence that you have expressed in us. And to our shareholders, we will exert every effort to enhance the value of your investment in WLR Foods.

/s/Charles W. Wampler, Jr.              /s/James L. Keeler                 /s/Herman D. Mason
Charles W. Wampler, Jr.                 James L. Keeler                    Herman D. Mason
Chairman, Board of Directors            President and Chief                Vice Chairman,
                                          Executive Officer                  Board of Directors

/s/ William D. Wampler                  /s/George E. Bryan                 /s/Stephen W. Custer
William D. Wampler                      George E. Bryan                    Stephen W. Custer
Director                                Director                           Director

/s/Charles L. Campbell                  /s/William H. Groseclose           /s/Calvin G. Germroth    /s/J. Craig Hott
Charles L. Campbell                     William H. Groseclose              Calvin G. Germroth       J. Craig Hott
Director                                Director                           Director                 Director


[Logo of Wampler-Longacre]        [Logo of WLR Foods]       [Logo of Cassco Ice
                                                             & Cold Storage]